Exhibit 99.15






                      Condensed Consolidated Balance Sheets


                    As of January 31, 2004 and July 31, 2003



                        Ferrellgas, Inc. and Subsidiaries


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                        FERRELLGAS, INC. AND SUBSIDIARIES


                                Table of Contents
                                                                            Page
                           BALANCE SHEETS (unaudited)





                   Condensed Consolidated Balance Sheets                       1
                       January 31, 2004 and July 31, 2003

                   Notes to Condensed Consolidated Balance Sheets              2




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                         FERRELLGAS, INC. AND SUBSIDIARIES
              (a wholly-owned subsidiary of Ferrell Companies, Inc.)


                       CONDENSED CONSOLIDATED BALANCE SHEETS
                         (in thousands, except share data)

                                                                                      January 31,      July 31,
ASSETS                                                                                    2004           2003
------------------------------------------------------------------------------------ --------------- --------------

Current Assets:
  Cash and cash equivalents                                                                $ 23,758       $ 12,311
  Accounts and notes receivable, net                                                        157,581         56,742
  Inventories                                                                                83,976         69,077
  Prepaid expenses and other current assets                                                   8,900          8,366
                                                                                     --------------- --------------
    Total Current Assets                                                                    274,215        146,496

Property, plant and equipment, net                                                          754,230        741,792
Goodwill                                                                                    363,134        363,134
Intangible assets, net                                                                      110,067         98,157
Other assets                                                                                  8,650          8,897
                                                                                     --------------- --------------
    Total Assets                                                                         $1,510,296     $1,358,476
                                                                                     =============== ==============



LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
------------------------------------------------------------------------------------

Current Liabilities:
  Accounts payable                                                                        $ 116,813       $ 59,454
  Other current liabilities                                                                  71,360         89,666
  Short-term borrowings                                                                      42,700              -
                                                                                     --------------- --------------
    Total Current Liabilities                                                               230,873        149,120

Long-term debt                                                                              900,396        888,226
Deferred income taxes                                                                         2,401          2,401
Other liabilities                                                                            19,728         18,747
Contingencies and commitments (Note F)                                                           -               -
Minority interest                                                                           225,512        171,220
Parent investment in subsidiary                                                             204,706        201,466

Stockholder's Equity (Deficiency):
  Common stock, $1 par value;
   10,000 shares authorized; 990 shares issued                                                    1              1
  Additional paid-in-capital                                                                 14,268         13,824
  Note receivable from parent                                                              (146,829)      (146,864)
  Retained earnings                                                                          61,053         62,303
  Accumulated other comprehensive loss                                                       (1,813)        (1,968)
                                                                                     --------------- --------------
    Total Stockholder's Equity (Deficiency)                                                 (73,320)       (72,704)
                                                                                     --------------- --------------
    Total Liabilities and Stockholder's Equity (Deficiency)                              $1,510,296     $1,358,476
                                                                                     =============== ==============




             See notes to these condensed consolidated balance sheets.

                                         1


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                        FERRELLGAS, INC. AND SUBSIDIARIES
             (a wholly-owned subsidiary of Ferrell Companies, Inc.)

                 NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS
                                JANUARY 31, 2004
               (Dollars in thousands, unless otherwise designated)
                                   (unaudited)

A.   Organization

     The accompanying condensed consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the "Company"), its subsidiaries and its general partnership interests in Ferrellgas Partners, L.P. ("Ferrellgas Partners") and Ferrellgas, L.P. (collectively referred to as "Ferrellgas:"). The company is a wholly-owned subsidiary of Ferrell Companies, Inc.

     The condensed consolidated balance sheets of the Company reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the interim period presented. All adjustments to the condensed consolidated balance sheets were of a normal, recurring nature. The information included in this report should be read in conjunction with the consolidated balance sheets and accompanying notes included in the Company's consolidated balance sheets as of July 31, 2003 and 2002.

B.   Accounting estimates

     The preparation of balance sheets in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment, residual values of tanks, amortization methods of intangible assets and valuation methods of intangible assets and derivative commodity contracts.

C.   Nature of operations

     The Company is a holding entity that conducts no operations and has two subsidiaries, Ferrellgas Partners and Ferrellgas Acquisition Company, LLC ("Ferrellgas Acquisition Company"). The Company owns a 100% equity interest in Ferrellgas Acquisition Company. Limited operations are conducted by or through Ferrellgas Acquisition Company, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas. The Company owns a 1% general partner interest in Ferrellgas Partners. Ferrellgas, L.P. is the only operating subsidiary of Ferrellgas Partners.

     Ferrellgas is engaged primarily in the retail distribution of propane and related equipment and supplies in the United States. The retail market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves more than one million residential, industrial/commercial, agricultural and other customers.

D.   Accounts receivable securitization

     During the six months ended January 31, 2004, $26.0 million had been funded from the Company's accounts receivable securitization facility. The Company renewed this facility effective September 23, 2003, for a 364-day commitment with Banc One, NA. At January 31, 2004, the Company did not have any remaining capacity to transfer additional trade accounts receivable. In accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," this transaction is reflected in the condensed consolidated balance sheets as a retained interest in transferred accounts receivable. The retained interest is classified on the condensed consolidated balance sheets within "Accounts and notes receivable, net."

E.   Supplemental financial statement information

     Inventories consist of:

                                                                                      January 31,         July 31,
                                                                                         2004               2003
                                                                                    ----------------  -----------------
        Propane gas and related products                                                    $65,461            $49,772
        Appliances, parts and supplies                                                       18,515             19,305
                                                                                    ----------------  -----------------
                                                                                            $83,976            $69,077
                                                                                    ================  =================

     In addition to inventories on hand, the Company enters into contracts to buy and sell product, primarily propane for supply procurement purposes. Nearly all of these contracts have terms of less than one year and most call for payment based on market prices at the date of delivery. All fixed price contracts have terms of less than one year. As of January 31, 2004, the Company had committed, for supply procurement purposes, to make net delivery of approximately 4.1 million gallons of propane at a fixed price.

     Property, plant and equipment, net consist of:

                                                                                      January 31,         July 31,
                                                                                         2004               2003
                                                                                    ----------------  -----------------
        Property, plant and equipment                                                    $1,099,029         $1,075,689
        Less:  accumulated depreciation                                                     344,799            333,897
                                                                                    ----------------  -----------------
                                                                                          $ 754,230          $ 741,792
                                                                                    ================  =================

     During the six months ended January 31, 2004, The Company placed in service $46.4 million of computer software, which will be depreciated using the straight-line method over its estimated useful life of 5 years.

     Intangible assets, net consist of:

                                                  January 31, 2004                              July 31, 2003
                                     -------------------------------------------- ------------------------------------------
                                        Gross                                        Gross
                                      carrying     Accumulated                     carrying      Accumulated
                                       amount      amortization        Net          amount       amortization        Net
                                     ------------ ---------------- ------------ --------------- ---------------- ------------
        Customer lists                  $230,203       $(134,337)      $95,866        $220,061       $(133,548)      $86,513
        Non-compete agreements            68,228         (54,027)       14,201          64,020         (52,376)       11,644
                                     ------------ ---------------- ------------ --------------- ---------------- ------------
                                        $298,431       $(188,364)     $110,067        $284,081       $(185,924)      $98,157
                                     ============ ================ ============ =============== ================ ============


F.   Contingencies

     The Company's operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that will have a material adverse effect on the financial condition of the Company. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business.

G.   Adoption of new accounting standards

     The Financial Accounting Standards Board ("FASB") recently issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," FASB Financial Interpretation No. 46 "Consolidation of Variable Interest Entities" and Emerging Issues Task Force ("EITF") 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables."

     SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the fiscal year ending July 31, 2004. The Company has studied SFAS No. 150 and believes it will not have a material effect on its financial position.

     FASB Financial Interpretation No. 46 ("FIN 46") clarifies Accounting Research Bulletin No. 51, "Consolidated Financial Statements." If certain conditions are met, this interpretation requires the primary beneficiary to consolidate certain variable interest entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity investment at risk to permit the variable interest entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB issued a revision to FIN 46, which addresses new effective dates and certain implementation issues. This interpretation is generally effective for the periods ending after December 15, 2003. Among these issues is the addition of a scope exception for certain entities that meet the definition of a business, provided certain criteria are met. The Company currently believes it does not have any variable interest entities that would be subject to this revised interpretation.

     EITF No. 00-21 addresses how to account for arrangements that may involve multiple revenue-generating activities, such as the delivery or performance of multiple products, services, and/or rights to use assets. In applying this guidance, separate contracts with the same party, entered into at or near the same time, will be presumed to be a bundled transaction, and the consideration will be measured and allocated to the separate units based on their relative fair values. This consensus guidance will be applicable to agreements entered into in quarters beginning after June 15, 2003. The Company adopted this new accounting pronouncement beginning August 1, 2003. The implementation of this pronouncement did not have a material impact on the Company's financial position, because it does not enter into a significant number of arrangements that may involve multiple revenue-generating activities.

H.   Transactions with related parties

     JEF Capital Management ("JEF Capital Management ") is beneficially owned by James E. Ferrell, the Chairman, President and Chief Executive Officer of the Company, and thus is an affiliate. Ferrellgas Partners paid senior unit distributions of $4.0 million and $5.6 million to JEF Capital Management during the six months ended January 31, 2004 and 2003, respectively. On January 31, 2004, Ferrellgas Partners accrued a senior unit distribution of $2.0 million that Ferrellgas Partners paid to JEF Capital Management on March 15, 2003.

     Ferrell Companies is the sole shareholder of the Company and as of January 31, 2004, owned 17.8 million common units of Ferrellgas Partners. On September 12, 2003, December 15, 2003, and March 15, 2004, Ferrellgas Partners paid a common unit distribution of $8.9 million to Ferrell
     Companies for the three month periods ended July 31, 2003, October 31, 2003, and January 31, 2004, respectively.

     Ferrellgas Partners' partnership agreement generally provides that it use the cash proceeds of any offering of common units to redeem a portion of its outstanding senior units, otherwise a "Material Event" would be deemed to have occurred and JEF Capital Management, Inc. as the holder of the senior units, would thereafter have specified rights, such as the right to convert the senior units into common units or the right to register the senior units. By letter agreement dated November 20, 2003, JEF Capital Management agreed to waive the occurrence of a "Material Event" if Ferrellgas Partners issues common units at any time and from time to time on or prior to March 31, 2004, and does not use the cash proceeds from such offering or offerings to redeem a portion of the outstanding senior units. In consideration of the granting of the waiver, Ferrellgas Partners agreed not to redeem any outstanding senior units prior to March 31, 2004, and to reimburse JEF Capital Management for its reasonable legal fees incurred in connection with the execution of the waiver. On February 25, 2004, JEF Capital Management and Ferrellgas Partners extended the letter agreement through December 31, 2004.

     Ferrell International Limited is beneficially owned by James E. Ferrell and thus is an affiliate. Ferrellgas enters into transactions with Ferrell International Limited in connection with Ferrellgas' risk management activities and does so at market prices in accordance with Ferrellgas' affiliate trading policy approved by the Company's Board of Directors. These transactions include forward, option and swap contracts and are all reviewed for compliance with the policy. Ferrellgas provides limited accounting services for Ferrell International Limited.There were no amounts due from or due to Ferrell International Limited at January 31, 2004.

I.   Subsequent event - acquisition of Blue Rhino LLC

     On April 20, 2004, FCI Trading Corp., a subsidiary of Ferrell Companies, Inc., acquired all of the outstanding common stock of Blue Rhino Corporation in an all-cash merger. Pursuant to an Agreement and Plan of Merger dated February 8, 2004, a subsidiary of FCI Trading merged with and into Blue Rhino Corporation whereby the then current stockholders of Blue Rhino Corporation were granted the right to receive a payment from FCI Trading of $17.00 in cash for each share of Blue Rhino Corporation common stock outstanding on April 20, 2004. FCI Trading thereafter became the sole stockholder of Blue Rhino Corporation and immediately after the merger, FCI Trading converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC.

     Pursuant to a Contribution Agreement dated February 8, 2004, FCI Trading contributed on April 21, 2004 all of the membership interests in Blue Rhino LLC to Ferrellgas, L.P. through a series of transactions and Ferrellgas, L.P. assumed FCI Trading's obligation under the Agreement and Plan of Merger to pay the $17.00 per share to the former stockholders of Blue Rhino Corporation together with other specific obligations. In consideration of this contribution, Ferrellgas Partners issued 0.2 million common units to FCI Trading. Both Ferrellgas and FCI Trading have agreed to indemnify the Company from any damages incurred by the Company in connection with the assumption of any of the obligations described above. Also on April 21, 2004, subsequent to the contribution described above, Blue Rhino LLC merged with and into Ferrellgas, L.P. Finally, the Company received a contribution of $4 million of membership interests in Blue Rhino LLC from FCI Trading and subsequently contributed that membership interest to Ferrellgas in order to maintain the Company's required 1% interest in Ferrellgas Partners and its required 1.0101% general partnership interest in Ferrellgas, L.P.

     In addition to the payment of $17.00 per share to the former stockholders of Blue Rhino Corporation, each vested stock option and warrant that permits its holder to purchase common stock of Blue Rhino Corporation that was outstanding immediately prior to the merger was converted into the right to receive a cash payment from Blue Rhino Corporation equal to the difference between $17.00 per share and the applicable exercise price of the stock option or warrant. Unvested options and warrants not otherwise subject to automatic accelerated vesting upon a change in control vested on a pro rata basis through April 19, 2004, based on their original vesting date. The total payment to the former Blue Rhino Corporation stockholders for all common stock outstanding on April 20, 2004 and for those Blue Rhino Corporation options and warrants then outstanding was approximately $343 million.




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